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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, and 333-17405 on Form S-8 of Rockwell International Corporation of our report dated November 5, 1997, appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1997, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of the Registration Statements.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
December 5, 1997